CUSIP No. M69676 209

Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Ordinary Shares, NIS 0.03 par value, of Mer Telemanagement Solutions Ltd., an Israeli corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 13, 2021

CUSTODIAN VENTURES LLC

By:	/s/ David Elliot Lazar
	Name:	David Elliot Lazar
	Title:	Chief Executive Officer

ACTIVIST INVESTING LLC

By:	/s/ David Elliot Lazar
	Name:	David Elliot Lazar
	Title:	Chief Executive Officer

DAVID ELLIOT LAZAR

/s/ David Elliot Lazar
David Elliot Lazar